Exhibit 99.1
LegalZoom Reports Strong Second Quarter 2025 Financial Results, Raises 2025 Revenue Growth Expectations

•Solid execution with second quarter revenue exceeding high end of outlook range
•Second quarter revenue of $192.5 million, up 9% year-over-year

•Subscription revenue of $119.9 million, an increase of 10% year-over-year, reflecting outstretched progress in initiatives to grow subscription business

•Second quarter net loss of $0.3 million, compared to net income of $1.3 million in the same period in 2024. Second quarter net loss margin was less than 1%, compared to net income margin of 1% in the same period in 2024

•Second quarter Adjusted EBITDA of $39.0 million, compared to $28.9 million in the same period in 2024. Second quarter Adjusted EBITDA margin of 20%, compared to 16% in the same period in 2024

•Ended the quarter with cash and cash equivalents of $217.0 million, delivered $39.1 million in cash from operating activities and $31.6 million in free cash flow
MOUNTAIN VIEW, California – August 7, 2025 – LegalZoom.com, Inc. (Nasdaq: LZ) today announced results for its second quarter ended June 30, 2025.
“Our second quarter results clearly demonstrate the advances we have made against our strategic priorities,” said Jeff Stibel, Chairman and Chief Executive Officer of LegalZoom. “We accelerated revenue growth for the third consecutive quarter and delivered double digit subscription growth two quarters ahead of plan while maintaining strong profitability and a healthy balance sheet. As the leader in online legal services with a suite of premium solution-based products along with access to an expert attorney network, we are uniquely positioned to capture the greenfield opportunity in front of us.”

Noel Watson, LegalZoom’s Chief Operating Officer and Chief Financial Officer said, “Our second quarter performance reflects strong execution and a focused strategy. As a result of our better-than-expected performance and the traction we are gaining across our key focus areas, we are raising our 2025 revenue growth outlook from 5% to 8% while maintaining our Adjusted EBITDA margin expectations of 23%.”
Second Quarter 2025 Highlights
•Revenue was $192.5 million for the quarter, up 9% year-over-year:
◦Transaction revenue of $72.6 million increased 6% year-over-year.
◦Subscription revenue of $119.9 million grew 10% year-over-year.
•Net loss was $0.3 million for the quarter, or 0% of revenue, compared to net income of $1.3 million, or 1% of revenue, for the same period in 2024.
•Non-GAAP net income was $28.3 million for the quarter compared to Non-GAAP net income of $18.8 million in the same period in 2024.
•Adjusted EBITDA was $39.0 million for the quarter, or 20% of revenue, compared to $28.9 million, or 16% of revenue, for the same period in 2024.
•Cash flow provided by operating activities was $39.1 million for the quarter compared to $27.2 million for the same period in 2024.
•Free cash flow was $31.6 million for the quarter compared to $17.4 million for the same period in 2024.
•Repurchased 2.2 million shares of common stock for a total cost of $20.4 million, at an average price of $9.33 per share.
•Cash and cash equivalents were $217.0 million as of June 30, 2025 compared to $142.1 million as of December 31, 2024.

Second Quarter 2025 Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended June 30,		% Growth	Six Months Ended June 30,		% Growth
			(Decline)			(Decline)
	2025	2024	YOY	2025	2024	YOY
Total revenue	$192,509	$177,362	9%	$375,619	$351,576	7%
Transaction revenue	$72,611	$68,537	6%	$139,464	$134,854	3%
Subscription revenue	$119,898	$108,825	10%	$236,155	$216,722	9%
Gross profit	$125,111	$113,753	10%	$241,661	$219,583	10%
Gross margin	65%	64%	2%	64%	62%	3%
Net (loss) Income	$(266)	$1,314	(120%)	$4,861	$6,058	(20%)
Net (loss) income margin	—%	1%	(100%)	1%	2%	(50%)
Net (loss) Income per share — basic:	$(0.00)	$0.01	(100%)	$0.03	$0.03	—%
Net (loss) Income per share — diluted:	$(0.00)	$0.01	(100%)	$0.03	$0.03	—%
Net cash provided by operating activities	$39,139	$27,245	44%	$89,842	$61,440	46%
Non-GAAP Financial Measures
Non GAAP net income	$28,329	$18,810	51%	$52,151	$37,154	40%
Non GAAP net income per share — basic:	$0.16	$0.10	60%	$0.29	$0.20	45%
Non GAAP net income per share — diluted:	$0.15	$0.10	50%	$0.29	$0.20	45%
Adjusted EBITDA	$38,965	$28,912	35%	$75,977	$56,814	34%
Adjusted EBITDA margin	20%	16%	25%	20%	16%	25%
Free cash flow	$31,609	$17,372	82%	$72,934	$42,089	73%
Key Business Metrics
Transaction units	278	292	(5%)	619	628	(1%)
Business formations	131	134	(2%)	262	273	(4%)
Average order value (AOV)	$262	$234	12%	$225	$215	5%
Subscription units at period end	1,955	1,609	22%	1,955	1,609	22%
Average revenue per subscription unit (ARPU) at period end	$256	$271	(6%)	$256	$271	(6%)
Certain percentages may not recalculate due to rounding.
Financial Outlook
For the third quarter ending September 30, 2025, LegalZoom expects:
•Revenue in the range of $182 million to $184 million, or 9% year-over-year growth at the midpoint
•Adjusted EBITDA in the range of $44 million to $46 million, reflecting an Adjusted EBITDA margin of 25% at the midpoint

LegalZoom is increasing its revenue outlook and maintaining its Adjusted EBITDA margin outlook for the full year ending December 31, 2025 as follows:

•Revenue growth of approximately 8% year-over-year
•Adjusted EBITDA margin of approximately 23%

Webcast and Conference Call Information
A webcast and conference call to discuss second quarter 2025 results is scheduled for today, August 7, 2025, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to register Here.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website: https://investors.legalzoom.com. An archived replay of the webcast also will be available shortly after the live event.
Forward-Looking Statements
This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, statements regarding our quarterly and annual guidance.
The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: our dependence on business formations; our dependence on customers expanding the use of our platform, including converting our transactional customers to subscribers and our subscribers renewing their subscriptions with us; the impact of macroeconomic challenges or uncertainty on our business; our ability to sustain our revenue growth rate and remain profitable in the future; our ability to provide high-quality products and services, customer care and customer experience; our ability to continue to innovate and provide a platform that is useful to our customers and that meets our customers’ expectations; the competitive legal solutions market; our dependence on our brand and reputation; our ability to maintain and expand strategic relationships with third parties; our ability to hire and retain top talent and motivate our employees; our ability to effectively integrate Formation Nation, Inc. into our existing operations; risks and costs associated with complex and evolving laws and regulations; our ability to maintain effective in our internal control over financial reporting; and other factors discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with the Securities and Exchange Commission, or SEC, on May 7, 2025, as well as any factors in our subsequent filings with the SEC. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income margin, Non-GAAP net income per share and free cash flow. We use these non-GAAP financial measures to better understand and evaluate our core operating performance. We believe that these non-GAAP financial measures provide management and our investors with useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We also believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. These non-GAAP measures should not be considered in isolation of, or as a substitute or an alternative to, measures prepared and presented in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation and certain non-recurring income and expenses from time to time. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, preparing and approving our annual budget and operational planning. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which include that Adjusted EBITDA:
•may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;
•does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect changes in, or cash requirements for, our working capital needs;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and
•does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

We define Non-GAAP net income as net income (loss) adjusted to exclude amortization of acquired intangible assets, stock-based compensation expense and certain non-recurring income and expenses from time to time, net of related income tax impacts. We define net income (loss) margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by basic and diluted weighted-average common stock.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We believe free cash flow provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet, once our business needs and obligations are met. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry.
We are not providing a reconciliation for our non-GAAP outlook on a forward-looking basis (including the information under “Financial Outlook” above), as we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of LegalZoom’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal services, transforming how individuals and small businesses navigate the legal system. By combining intuitive technology with access to experienced attorneys—whether through our vast independent attorney network or LegalZoom Legal Services (LZLS) law firm—we offer the tools and guidance people need to confidently manage everything from business formation and compliance to estate planning and ongoing legal support.
With over two decades of experience and millions of customers served, LegalZoom helps individuals and small businesses navigate legal needs with confidence. For more information, please visit www.legalzoom.com.
Contact
Investor Relations
investor@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$217,035	$142,064
Accounts receivable, net	23,041	8,511
Prepaid expenses and other current assets	14,485	17,926
Current assets held for sale	—	22,722
Total current assets	254,561	191,223
Property and equipment, net	60,495	59,788
Goodwill	139,570	63,318
Intangible assets, net	21,926	8,653
Operating lease right-of-use assets	13,648	7,189
Deferred income taxes	45,151	34,696
Available-for-sale debt security	—	1,377
Other assets	7,679	7,639
Total assets	$543,030	$373,883
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,779	$31,150
Accrued expenses and other current liabilities	73,873	57,928
Deferred revenue	213,908	174,643
Operating lease liabilities	3,947	1,861
Total current liabilities	326,507	265,582
Operating lease liabilities, non-current	10,439	6,018
Deferred revenue	339	381
Other liabilities	11,693	8,645
Total liabilities	348,978	280,626
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 100,000 shares authorized at June 30, 2025 and December 31, 2024, none issued or outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 180,081 shares and 173,619 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	181	175
Additional paid-in capital	1,278,383	1,161,538
Accumulated deficit	(1,084,873)	(1,069,317)
Accumulated other comprehensive income	361	861
Total stockholders’ equity	194,052	93,257
Total liabilities and stockholders’ equity	$543,030	$373,883

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$192,509	$177,362	$375,619	$351,576
Cost of revenue	67,398	63,609	133,958	131,993
Gross profit	125,111	113,753	241,661	219,583
Operating expenses:
Sales and marketing	69,580	60,130	130,958	113,883
Technology and development	21,635	25,798	42,957	49,755
General and administrative	36,996	26,679	76,217	49,744
Gain on sale of assets held for sale	—	—	(14,337)	—
Total operating expenses	128,211	112,607	235,795	213,382
(Loss) income from operations	(3,100)	1,146	5,866	6,201
Interest expense	(165)	(112)	(347)	(173)
Interest income	2,069	2,315	3,552	5,202
Other income, net	652	11	999	104
(Loss) income before income taxes	(544)	3,360	10,070	11,334
(Benefit from) provision for income taxes	(278)	2,046	5,209	5,276
Net (loss) income	$(266)	$1,314	$4,861	$6,058
Net (loss) income attributable to common stockholders—basic and diluted
Net (loss) income per share — basic:	$(0.00)	$0.01	$0.03	$0.03
Net (loss) income per share — diluted:	$(0.00)	$0.01	$0.03	$0.03
Weighted-average shares used to compute net (loss) income per share — basic:	180,880	184,257	178,837	186,438
Weighted-average shares used to compute net (loss) income per share — diluted:	180,880	186,456	182,694	189,926

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$4,861	$6,058
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,745	16,096
Amortization of right-of-use assets	1,484	1,369
Amortization of debt issuance costs	112	113
Stock-based compensation	60,394	33,771
Deferred income taxes	(5,725)	(879)
Change in fair value of other equity security	(302)	—
Unrealized foreign exchange loss	31	338
Gain on sale of assets held for sale	(14,337)	—
Gain on sale of available-for-sale debt security	(648)	—
Loss on disposal of property and equipment	97	—
Changes in operating assets and liabilities:
Accounts receivable	(14,254)	(3,436)
Prepaid expenses and other current assets	3,726	(7,265)
Other assets	83	(254)
Accounts payable	4,454	1,935
Accrued expenses and other liabilities	(697)	(6,309)
Operating lease liabilities	(1,056)	(1,196)
Income tax payable	239	(59)
Deferred revenue	29,635	21,158
Net cash provided by operating activities	89,842	61,440
Cash flows from investing activities
Acquisition, net of cash acquired	(48,468)	—
Proceeds from sale of assets held for sale	37,051	—
Proceeds from sale of available-for-sale debt security	1,507	—
Purchase of property and equipment	(16,908)	(19,351)
Net cash used in investing activities	(26,818)	(19,351)
Cash flows from financing activities
Repayment of capital lease obligations	(2)	(13)
Share repurchase costs (excise tax)	(1,264)	—
Repurchase of common stock	(20,419)	(136,450)
Shares surrendered for settlement of minimum statutory tax withholding	(11,172)	(14,160)
Proceeds from issuance of stock under employee stock plans	44,657	1,642
Net cash provided by (used in) financing activities	11,800	(148,981)
Effect of exchange rate changes on cash and cash equivalents	147	(32)
Net increase in cash and cash equivalents	74,971	(106,924)
Cash and cash equivalents, at beginning of the period	142,064	225,719
Cash and cash equivalents, at end of the period	$217,035	$118,795
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except percentages)
Reconciliation of net (loss) income to Adjusted EBITDA
Net (loss) income	$(266)	$1,314	$4,861	$6,058
Interest expense	165	112	347	173
Interest income	(2,069)	(2,315)	(3,552)	(5,202)
(Benefit from) provision for income taxes	(278)	2,046	5,209	5,276
Depreciation and amortization	11,339	8,426	21,745	16,096
Other income, net	(652)	(11)	(999)	(104)
Stock-based compensation	30,638	18,915	60,394	33,771
Transaction-related expenses(1)	—	—	1,543	—
Gain on sale of assets held for sale	—	—	(14,337)	—
Restructuring costs(2)	88	425	766	746
Adjusted EBITDA	$38,965	$28,912	$75,977	$56,814
Net income margin	—%	1%	1%	2%
Adjusted EBITDA margin	20%	16%	20%	16%
(1)     For 2025, transaction-related expenses related to our acquisition of Formation Nation.
(2)    For 2025 and 2024, restructuring costs related to the reduction of our U.S. headcount.

Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net income to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Reconciliation of Net (loss) income to Non-GAAP net income
Net (loss) income	$(266)	$1,314	$4,861	$6,058
Amortization of acquired intangible assets	2,381	1,271	4,028	2,541
Stock-based compensation	30,638	18,915	60,394	33,771
Transaction-related expenses(1)	—	—	1,543	—
Restructuring costs(2)	88	425	766	746
Gain on sale of assets held for sale	—	—	(14,337)	—
Income tax effects(3)	(4,512)	(3,115)	(5,104)	(5,962)
Non-GAAP net income	$28,329	$18,810	$52,151	$37,154
Net income margin	—%	1%	1%	2%
Non-GAAP net income margin	15%	11%	14%	11%
Net income per share — basic	$(0.00)	$0.01	$0.03	$0.03
Net income per share — diluted	$(0.00)	$0.01	$0.03	$0.03
Non-GAAP net income per share — basic	$0.16	$0.10	$0.29	$0.20
Non-GAAP net income per share — diluted	$0.15	$0.10	$0.29	$0.20
Weighted-average shares used to compute net income per share — basic	180,880	184,257	178,837	186,438
Weighted-average shares used to compute net income per share — diluted	180,880	186,456	182,694	189,926
Weighted-average shares used to compute Non-GAAP net income per share — basic	180,880	184,257	178,837	186,438
Weighted-average shares used to compute Non-GAAP net income per share — diluted	184,482	186,456	182,694	189,926
(1)For 2025, transaction-related expenses related to our acquisition of Formation Nation.
(2)For 2025 and 2024, restructuring costs related to the reduction of our U.S. headcount.
(3)The estimated income tax effect of the non-GAAP pre-tax adjustments is determined by applying the statutory rate of the originating jurisdiction, if applicable.

The following table shows the computation of basic and diluted Non-GAAP net income per share (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Non-GAAP net income and Non-GAAP net income per share:
Non-GAAP net income	$28,329	$18,810	$52,151	$37,154
Reconciliation of denominator for net income per share to Non-GAAP net income per share:
Weighted-average shares used to compute net (loss) income per share — basic:	180,880	184,257	178,837	186,438
Effect of potentially dilutive securities:
Options to purchase common stock	58	789	59	1,422
RSUs	3,526	1,386	3,782	2,052
Employee stock purchase plan	18	24	16	14
Weighted-average common stock used in computing Non-GAAP net income per share — diluted	184,482	186,456	182,694	189,926
Non-GAAP net income per share — basic	$0.16	$0.10	$0.29	$0.20
Non-GAAP net income per share — diluted	$0.15	$0.10	$0.29	$0.20
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$39,139	$27,245	$89,842	$61,440
Purchase of property and equipment	(7,530)	(9,873)	(16,908)	(19,351)
Free cash flow	$31,609	$17,372	$72,934	$42,089